Filed under Rule 424 (b)(3), File No. 333-132201
                           Pricing Supplement No. 39 - dated 2/5/2007
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation

===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240AEU0     100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.100%      Semi-Annual 	8/20/2010      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of February and August of each year commencing 08/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.




===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AEV8      100%       	1.100%            98.900%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.200%     	Semi-Annual	2/20/2013      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of February and August of each year commencing 08/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/20/2008 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.





===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AEW6      100%       	1.500%            98.500%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.400%     	Semi-Annual	2/21/2017      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of February and August of each year commencing 08/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.




===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240AEX4      100%       	2.500%            97.500%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.500%     	Semi-Annual	2/22/2027      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of February and August of each year commencing 08/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 02/20/2011 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.



























====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  2/09/2007
Issue Date:  2/14/2007
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================